UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023 (August 3, 2023)

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Wang

Effective as of August 3, 2023, following the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Ispire Technology Inc. (the “Company”), the Board appointed Michael Wang, the former Chief Financial Officer of the Company, to serve as Co-Chief Executive Officer of the Company. In connection with Mr. Wang’s appointment as Co-Chief Executive Officer, the compensation payable to Mr. Wang does not change. Additionally, the Board and Tuanfang Liu, the Company’s Chief Executive Officer, agreed that Mr. Liu would serve as Co-Chief Executive Officer.

Mr. Wang’s biography can be found in the Company’s prospectus dated April 3, 2023, which is incorporated herein by reference.

Appointment of Daniel J. Machock

Effective as of August 3, 2023, following the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Daniel J. Machock to serve as the Chief Financial Officer of the Company following Mr. Wang’s promotion.

Daniel J. Machock, age 48, has 25 years of experience overseeing the financial strategy and performance for a number of companies. From January 2017 to October 2021, Mr. Machock was Chief Financial Officer at Appetize Technologies, Inc., a point-of sale hardware and software company. Prior to that, he was Chief Financial Officer at Chrome River Technologies, Inc. from 2016 to 2017, Chief Financial Officer at Post SMS Co. from 2010 to 2016, and Vice President - finance and controller at Business.com, Inc. from 2004 to 2010. Early in his career, he worked in public accounting at Ernst & Young LLP. Mr. Machock received his bachelor’s degree in accounting and finance from Indiana University.

In connection with Mr. Machock’s appointment as Chief Financial Officer of the Company, the Company has agreed to compensate him an initial annual base salary of $300,000 and an annual discretionary performance bonus target of 50% of base salary. In addition, the Company has agreed to grant him an option to purchase 200,000 shares of Common Stock, subject to Board approval. The options will vest over a period of four years.

Neither Mr. Wang nor Mr. Machock has any family relationship with any other directors or executive officers of the Company. In addition, neither Mr. Wang nor Mr. Machock is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K which has not, with respect to Mr. Wang, been disclosed in the Company’s filings with the SEC, including the Company’s prospectus dated April 3, 2023 under the heading “Certain Relationships and Related Party Transactions.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: August 9, 2023

2